Exhibit 99.1

Source: Kentucky USA Energy, Inc.

Kentucky USA Energy, Inc. Reaches Total Depth on J & Johnston #4

On Wednesday May 6, 2009, 9:00 am EDT

LONDON, Ky.--(BUSINESS WIRE)--Kentucky USA Energy, Inc. (OTCBB: KYUS), a development stage natural gas exploration and production company, announced today that the Company has reached total depth (“TD”) of 2,500 feet on its J & J Johnston #4 well located on its leasehold in the New Albany Shale in western Kentucky. The J & J Johnston #4 drilling log confirms that there is approximately 160 feet of black shale formation encountered in this well which is showing strong gas to the surface. The geophysical log confirms that the shale formation encountered in this well compares to that of wells evaluated in the Company’s 2008 reserves study.

Additional updates on the Company’s drilling operation are as follows: Both rigs that are contracted to the Company have rigged down and the Company’s drilling contractor is waiting to mobilize to the next two locations once the wet weather in the region breaks and the roads to the well sites become travelable. The Company is continuing to stake additional locations for drilling and is submitting local permit applications. To date, Kentucky USA Energy has drilled 16 wells to TD on its leasehold in the New Albany Shale.

“The Spring season has brought us warmer but wet weather and we continue to work through these wet conditions as best as possible,” said Steven Eversole, CEO of Kentucky USA Energy. “We look forward to updating our shareholders shortly on the progress of our tie-in to the third-party pipeline that will be purchasing the gas from our wells.”

About Kentucky USA Energy, Inc.

Headquartered in London, KY, Kentucky USA Energy, Inc. engages in the acquisition, exploration, and development of oil and natural gas resource properties, with a primary focus on New Albany shale gas in the Illinois Basin in western Kentucky. The Company is a growing, exploration stage independent energy company with the experience and technological expertise to exploit its gas resources on its properties in the Illinois Basin’s New Albany Shale.

More information about the Company may be found at www.kusaenergy.com.

Forward-Looking Statements

Certain statements in this news release, which are not historical facts, are forward-looking statements. These statements are subject to risks and uncertainties. Words such as "expects", "intends", "plans", "may", "could", "should", "anticipates", "likely", "believes" and words of similar import also identify forward-looking statements. Forward-looking statements are based on current facts and analyses and other information that are based on forecasts of future results, estimates of amounts not yet determined and assumptions of management. Actual results may differ materially from those currently anticipated due to a number of factors which may be beyond the reasonable control of Kentucky USA Energy, including, but not limited to, the availability and pricing of additional capital to finance operations, including the drilling of its initial gas wells, longer term drilling programs and additional leasehold acquisitions, the viability of the shale gas fields in the Illinois Basin in western Kentucky, the ability of Kentucky USA Energy to build and maintain a successful operations infrastructure and to effectively drill and develop producing wells, the successful negotiation and execution of cost-effective third-party gas drilling and distribution agreements, the continued commitment of drill rig operators and future economic conditions and the volatility and decreases in energy prices. Readers are urged not to place undue reliance on the forward-looking statements, which speak only as of the date of this release. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release. Additional information on risks and other factors that may affect the business and financial results of Kentucky USA Energy can be found in the filings of Kentucky USA Energy with the U.S. Securities and Exchange Commission.

Contact:

Kentucky USA Energy, Inc.
Steven Eversole, CEO, 606-878-5987
or
Investor Relations
Corporate Evolutions, Inc.
Ph: 516-482-0155
Toll Free: 877-482-0155
info@corporateevolutions.com
www.corporateevolutions.com